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                                                                   EXHIBIT 10.6

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made as of May 2, 1995, by and between Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Company") and Harold D. Carter ( "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company previously had entered into a consulting agreement with Consultant pursuant to the Agreement of Limited Partnership for the Partnership (the "Partnership Agreement") which consulting agreement expired for all purposes under the terms thereof and under the Partnership Agreement on May 1, 1995; and

         WHEREAS, the Company desires to enter into a separate agreement to retain the services of Consultant on a current basis, and Consultant desires to perform such services for the Company, subject to and upon the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

         1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement of Limited Partnership of the Company.

         2. Employment and Duties. The Company agrees to retain the services of Consultant to perform such consulting and advisory services regarding the operations of the Company as the Company shall request from time to time during the term of this Agreement. Consultant shall make himself available to act as a Representative on the Management Committee and to consult with the Management Committee, the Chief Executive Officer and other officers of the Company at reasonable times, concerning matters pertaining to the acquisition, exploration, development and operation of Company properties, the overall business plan, operating and capital budgets and other fiscal policy issues of the Company, employee issues, and, in general, any issue concerning the business affairs of the Company.

         3. Amount of Service. It is anticipated that Consultant will spend approximately 50% of his normal working time in performing his duties and functions under this Agreement during the term of this Agreement. It is understood that Consultant's time commitment to the Company may vary over time consistent with the needs of the Company and Consultant agrees to devote such time and attention to the performance and fulfillment of such duties, functions and responsibilities as is necessary to fulfill such duties. Notwithstanding the foregoing, it is specifically understood and agreed that Consultant may act as a consultant or perform services for other parties other than the Company and therefore will only be required to devote a portion of his time to his services under this Agreement, which will not exceed 50% of his normal working time without his consent. Consultant shall be deemed an independent contractor for all purposes.

         4. Compensation. The Company shall pay Consultant for his services under this Agreement a consulting fee of $6,000 per month during the term of this Agreement. The President of the Company and Consultant shall review the consulting fee on an annual basis to
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determine any increases that the parties shall agree upon. All federal withholding and other employment and income related taxes shall be the responsibility of Consultant.

         5. Business Expenses. Consultant shall be reimbursed by the Company for any out of pocket expenses reasonably paid or incurred by him in connection with the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information reasonably evidencing such expenses.

         6. Term. The term of this Agreement shall commence on the date hereof and terminate on May 1, 1997.

         7. Termination. This Agreement shall terminate upon the first to occur of (i) the expiration of the term hereof, (ii) the death, disability or other incapacity of Consultant, or (iii) the written consent of both parties to this Agreement. For purposes of this Agreement, the "disability or incapacity" of Consultant shall occur if, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been absent from his services hereunder on a continuous basis for the entire period of six consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period) shall not have returned to performing his services hereunder.

         8. Limited Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to his relationship with the Company, for any acts or omissions in the performance of said services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to his willful misconduct or gross negligence. The Company shall hold Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant, and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

         9. Confidentiality. Consultant will maintain the confidentiality of, and will not disclose without the Company's express consent, any and all proprietary or confidential information of the Company. The provisions of this paragraph will be deemed to encompass any and all confidential or proprietary information of the Company that was obtained by Consultant since the commencement of Consultant's employment with the Company. This paragraph will continue after, and will not be deemed to be extinguished or terminated by, the termination of this Agreement or of Consultant's employment by the Company. For purposes of this paragraph "proprietary or confidential information" of the Company does not include (a) information that is or becomes generally available to the public other than as a result of disclosure by the Consultant in breach of this Agreement, (b) information that was or is available to Consultant on a non-confidential basis, (c) information that is or was conceived, created or independently developed by Consultant, or (d) information that is disclosed by Consultant to others on behalf of the Company or to further the business opportunities or best interests of the Company.

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         10.     Miscellaneous. (a) Notices. Any notice or communication
required or permitted hereunder shall be given in writing and shall be (i) sent by first class registered or certified United States mail, postage prepaid,
(ii) sent by overnight or express mail or expedited delivery service, (iii) delivered by hand or (iv) transmitted by wire, telex or telefax, addressed as follows:

         If to Consultant:                 Harold D. Carter
                                           5949 Sherry Lane
                                           Suite 1616, L.B. 70
                                           Dallas, Texas 75225
                                           Telephone No.: (214) 360-9182
                                           Fax No.: (214) 360-9825

         If to the Company:                Brigham Oil & Gas, L.P.
                                           5949 Sherry Lane
                                           Suite 1616, L.B. 70
                                           Dallas, Texas 75225
                                           Attn: Ben M. Brigham
                                           Telephone No.: (214) 360-9182
                                           Fax No.: (214) 360-9825


or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party in accordance herewith. Any such notice or communication shall be deemed to have been given as of the date of first attempted delivery at the address and in the manner provided above.

         (b) Successors and Assigns. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company, this Agreement shall be binding upon the successor to the Company's business and assets.

         (c) Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa.

         (d) Severability. Every provision in this Agreement is intended to be severable. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement.

         (e) Remedies. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         (f) Captions. Any section or paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the context of this Agreement.





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         (g)     Entire Agreement.  This Agreement together with the
Partnership Agreement contains the entire understanding and agreement between the parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein or therein.

         (h) No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future.
No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any obligation hereunder.

         (i) Amendment. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by all of the parties hereto. Any such amendment shall be effective as of such date as may be determined by the parties hereto.

         (j) Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY TEXAS LAW.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused the same to be executed by their duly authorized corporate officers, all as of the day and year first above written.


"Consultant"


                                        /s/ Harold D. Carter
                                        ----------------------------------
                                        Harold D. Carter



"Company"                                  BRIGHAM OIL & GAS, L.P.

                                        By:     Brigham Exploration Company,
                                                   its Managing General Partner

                                        By:      /s/ Ben M. Brigham
                                                -------------------------------
                                                Ben M. Brigham, President





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